Vitran Corporation to Present at Stephens Logistics & Transportation Services Conference on November 3; Vitran Management Presentation to be Webcast Live

TORONTO—(BUSINESS WIRE)—Oct. 28, 2005—Vitran Corporation Inc. (NASDAQ:VTNC)(TSX:VTN), a North American transportation and logistics firm, today announced it is scheduled to present at the Stephens, Inc. Logistics and Transportation Services Conference on Thursday, November 3, 2005. Vitran President & Chief Executive Officer Rick Gaetz and Chief Financial Officer Sean Washchuk will address the investment community at approximately 8:35 a.m. ET at the New York Palace Hotel in New York City.

Interested parties can access a live audio webcast of the Vitran presentation at the Vitran website www.vitran.com, under the “Investor Relations” section. An audio replay of the presentation will be available by the end of the day and will be archived for 90 days.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC)(TSX:VTN), visit the website at www.vitran.com.

CONTACT: Vitran Corporation Inc.

President/CEO

Richard Gaetz, 416-596-7664

or

VP Finance/CFO

Sean Washchuk, 416-596-7664

www.vitran.com

or

Jaffoni & Collins Incorporated

Robert Rinderman, 212-835-8500

or

Steven Hecht, 212-835-8500

VTNC@jcir.com

SOURCE: Vitran Corporation Inc.